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                                                                   EXHIBIT 10.16

              ADDENDUM TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

            THIS ADDENDUM TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Addendum") is entered into as of December __, 2002 by and between ARTISAN ENTERTAINMENT INC., a Delaware Corporation (the "Company") and GREGORY ARVESEN ("Executive").

            Company and Executive agree that the terms of this Addendum shall replace and supercede the specific provisions set forth below of the Amended and Restated Employment Agreement executed October 4, 2000. Company and Executive further agree that all other terms of the Amended and Restated Employment Agreement executed October 4, 2000 shall survive and remain in full force and effect.

            Effective July 1, 2002, Executive's title shall be Executive Vice President and Chief Accounting Officer of Company. All references to Executive's title in the Amended and Restated Employment Agreement beginning July 1, 2002 shall be changed to reflect this new title.

            In the event that this Agreement is extended to a fourth year (October 4, 2003 to October 3, 2004) in accordance with Section 1(b) of this Addendum, Executive's title shall be Chief Financial Officer and all references to Executive's title in the Amended and Restated Employment Agreement for the period October 4, 2003 through the end of the Term shall be changed to reflect this new title.

      1. TERM.

            (a) The Company agrees to employ Executive and Executive hereby accepts such employment, in accordance with the terms of this Agreement, commencing October 4, 2000 and ending October 3, 2003, unless this Agreement is earlier terminated as provided herein. Executive's employment with the Company will cease upon termination of this Agreement.

            (b) The Company may, at its discretion, extend the term of this Agreement for a fourth year, commencing October 4, 2003 and ending October 3, 2004, by giving notice to Executive of its election to extend this Agreement no later than July 4, 2003.

      4. COMPENSATION.

            The following compensation elements will be provided to Executive during the term of this Agreement:

            (a) Base Salary. During the term of this Agreement, the Company agrees to pay Executive a base salary as follows:

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    GA                                                                 ARTISAN

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            October 4, 2000 to October 3, 2001-the rate of $170,000.00 per year
            ("base salary-year 1"), payable in accordance with the Company's normal payroll practices in effect.

            October 4, 2001 to June 30, 2002 - the rate of $190,000.00 per year ("base salary-partial year 2"), payable in accordance with the Company's normal payroll practices in effect.

            July 1, 2002 to October 3, 2003) - the rate of $225,000.00 per year ("base salary-remaining year 2 and year 3"), payable in accordance with the Company's normal payroll practices in effect.

            In the event that this Agreement is extended to a fourth year (October 4, 2003 to October 3, 2004) in accordance with Section 1(b), Executive's compensation shall be at the rate of $250,000.00 per year ("base salary-year 4"), payable in accordance with the Company's normal payroll practices in effect.

            Nothing in this agreement shall limit the Company's right to modify its payroll practices as it deems necessary.

      IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

ARTISAN ENTERTAINMENT INC.



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         Amir Malin
         Chief Executive Officer

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           GREGORY ARVESEN

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           ADDRESS

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    GA                                                                 ARTISAN

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